Exhibit 99.4

                       [Salomon Brothers Inc Letterhead]

James River Corporation of Virginia
120 Tredegar Street
Richmond, Virginia  23219

Members of the Board of Directors:

                  We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of James River Corporation of Virginia ("James River") in, and to the inclusion of such opinion letter as Appendix F to, the Joint Proxy Statement-Prospectus which is made a part of the Registration Statement on Form S-4 of James River, relating to the proposed merger of James River Delaware, Inc. with Fort Howard Corporation, and to the references to our firm name therein. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                   SALOMON BROTHERS INC

                                                   /s/ Salomon Brothers Inc
                                                   --------------------------
New York, New York
June 26, 1997